UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

JMP GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	20-1450327
(State of incorporation or organization)	(I.R.S. Employer Identification Number)

600 Montgomery Street San Francisco, California	94111
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☑	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-140689

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.001 Par Value	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

Item 1. Description of Registrant’s Securities to Be Registered.

The description of Common Stock of the Registrant set forth under the captions “Description of Capital Stock” and “Dividend Policy” in the Registrant’s Registration Statement on Form S-1 (File No. 333-140689), as originally filed with the Securities and Exchange Commission on February 14, 2007 and as subsequently amended (the “Registration Statement”), and in the Prospectus included in the Registration Statement, is hereby incorporated by reference in response to this item.

Item 2. Exhibits.

None.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

JMP GROUP INC.

Date:	May 7, 2007

By:	/s/ Joseph A. Jolson
Joseph A. Jolson Chief Executive Officer